UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 16, 2008

(Date of earliest event reported)

SOUTHERN STAR ENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30299 (Commission File Number)	20-2514234 (IRS Employer Identification No.)

110 CYPRESS STATION DRIVE, SUITE 152, HOUSTON, TEXAS 77090

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (832) 375-0330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On July 16, 2008, we closed the first draw down under the Amended and Restated Senior First Lien Secured Credit Agreement (dated July 11, 2008) (“Credit Agreement”) with Macquarie Bank Limited (individually and as Administrative Agent) (“Administrative Agent”) and the various participating lenders (the “Lenders”). This agreement amends and restates the Senior First Lien Secured Credit Agreement dated May 16, 2008 (as previously reported on our Current Report on Form 8-K as filed May 16, 2008) (“Original Agreement”) in its entirety.

The Credit Agreement provides for a loan facility that makes available to us a senior secured revolving loan not to exceed, in the aggregate, $25,000,000 by July 11, 2011. Each Lender will make available to our company a senior secured revolving loan in accordance with each Lender’s percentage share under the terms of the Credit Agreement not to exceed the maximum commitment (lesser of $25 million and the borrowing base, as discussed below). All of our monetary obligations under the Credit Agreement are due and payable on July 11, 2011.

The initial borrowing base available to us under the revolving loan is $5 million and may be used exclusively for the development of the properties listed on Schedule 2.2(a) of the Credit Agreement, general corporate purposes, and the payment of the Administrative Agent’s costs associated with the loan. Upon closing, we drew an advance of $2.5 million, including, pursuant to the credit agreement, $526,838 to fund our working capital deficit, leaving $2.5 million available under the initial borrowing base. The borrowing base will be redetermined no less than every six months, based upon the Administrative Agent’s review of the most recent reserve report (prepared by our engineers and setting forth our projected recoverable reserves of our company). Reserve reports are due to the Administrative Agent on or before each January 15 and July 15 until the maturity date. Within 30 days following receipt of the Reserve Report, the Administrative Agent will, in its sole discretion, make a determination of the borrowing base, which will be effective until the next redetermination date. The Administrative Agent will determine the borrowing base in accordance with its customary lending practices based on the maximum revolving loan amount supportable by our properties.

Under the terms of the Credit Agreement, we make requests to the Administrative Agent for advances made as revolving loans by Lenders and evidenced by promissory notes in favor of each Lender. These advances comprising the revolving loan will bear interest at the applicable contract rate on the outstanding borrowed and unpaid principal amount of the loan for the period commencing on the date of each advance until all monetary obligations are paid in full in accordance with the Credit Agreement. The contract rate is a per annum rate equal to the lesser of (i) prime rate plus 2% and (ii) the highest lawful rate. The prime rate means the greater of (i) the prime rate of interest specified by the Wall Street Journal and (ii) the Federal Funds Rate plus .50% per annum. The highest lawful rate means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be charged under the laws applicable to such Lender. Upon the occurrence and during the continuation of an event of default, the rate of interest applicable to the promissory notes under this loan will be equal to the lesser of (i) the highest lawful rate and (ii) 4% over the applicable contract rate. In addition, if any principal or interest is not paid when due, such overdue amount will bear interest, after as well as before judgment, at a rate equal to the default rate.

Pursuant to the terms of the Credit Agreement, all proceeds from the sale of oil and gas from our properties, if any, will be assigned to the Administrative Agent via payment into a project account. The Administrative Agent will then create a sub-account on its internal books and credit to that account all funds deposited as payments into the project account. We have authorized the Administrative Agent to debit the sub-account for the payment of all obligations under the Credit Agreement when due.

As collateral security for all of our obligations to the Administrative Agent and each of the Lenders under the Credit Agreement and other related documents, we granted to the Administrative Agent (for the benefit of the Lenders) a first priority mortgage lien in all of our real and personal property subject only to certain permitted encumbrances.

The Credit Agreement contains certain negative covenants which prevent us from carrying out certain actions, including incurring specified debt or guaranties, suffering any change of control, merging into or consolidating with any other entity, declaring or paying any cash dividends or distributions.

The occurrence and continuance of any of the following will be an event of default under the Credit Agreement:

(i)	payment default;
(ii)	our failure to comply with any material term, condition, or covenant of the Credit
Agreement;
(iii)	our bankruptcy or insolvency or any other actions relating to bankruptcy or insolvency;
(iv)	an order, judgment, or decree by any court of competent jurisdiction approving a petition seeking our reorganization or appointing a conservators, receiver, liquidator, or trustee for us;
(v)	discovery of any statement or representation of us in the Credit Agreement or related documents that is materially false when made;
(vi)	any federal tax lien or any other liens totaling $50,000 or more are filed of record against us and not bonded or discharged within 30 days after we receive notice thereof;
(vii)	judgment for more than $100,000 or for any amount if the execution and enforcement of such judgment could reasonably be expected to adversely affect our ability to operate our properties;
(viii)	unless we notify the Administrative Agent of our intention to dispute a debt, failure to pay any debt in excess of $50,000 (other than debt under the Credit Agreement) or any related interest or premium, when due and the failure continues after the grace period;
(ix)	the Credit Agreement and related documents ceasing to be in full force and effect or being declared null and void, denial by us of any further liability or obligation under the Credit Agreement or related documents, or any of the liens granted to the
Administrative Agent or Lenders cease to be valid or perfected;
(x)	our failure to provide satisfactory evidence to Administrative Agent that any lien against our properties in favor of a third-party has been released or subordinated to
Administrative Agent within 30 days of closing;
(xi)	our failure or the failure of the operators of our properties to comply with any governmental requirements that could reasonably be expected to have a materially adverse effect;
(xii)	if any operator is removed or withdraws and the replacement operator is not acceptable to the
Administrative Agent in its reasonable discretion;
(xiii)	if any of our working interests are increased or net revenue interests are decreased;
(xiv)	we cause or suffer to exist a default of any material obligation of ours under any hedging agreement that continues beyond the cure period and such default could reasonably be expected to have a material adverse effect;
(xv)	we modify or amend any of its charter documents in any material manner without the Administrative Agents’ prior consent;
(xvi)	a change of control occurs without the Administrative Agent’s prior written consent; or
(xvii)	the occurrence of a material adverse effect.

Upon the occurrence of an event of default (other than (iii) or (iv) above), the Administrative Agent shall take either or both of the following actions: (i) terminate the commitments and thereupon the commitments will terminate immediately and (ii) declare the promissory notes and the loan due and payable in whole or in part, and thereupon the principal of the loan so declared to be due and payable; together with interest and fees, will become immediately due and payable. The Administrative Agent will have all of the rights and remedies of a secured party under the Uniform Commercial Code and will have the right to enter upon any premises where collateral is kept and peacefully retake possession thereof. Also during the occurrence and continuation of an event of default, the Administrative Agent and the Lenders have set-off rights and may exercise our rights under any operating agreement or other basic document.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 16, 2008, we closed a $2.5 million draw down on the senior secured revolving loan under the Credit Agreement referenced in Item 1.01. The draw down amount represents half of the initial borrowing base under the Credit Agreement of $5 million, leaving $2.5 million available. A description of the Credit Agreement, including the terms of payment, acceleration provisions, and other material terms and conditions are contained in Item 1.01 above and incorporated herein by reference.

Item 3.02.   Unregistered Sales of Equity Securities.

Warrant No. 1A to Purchase Common Shares of Southern Star Energy Inc.

As part of the consideration for the Credit Agreement we entered into with the Administrative Agent, and pursuant to the terms thereof, we issued to Macquarie Americas Corp. (“Holder”) a warrant to purchase up to 750,000 shares of our common stock at an exercise price of $1.00 per share (“Warrant 1A”). Warrant 1A is a reissuance of a warrant issued to the Administrative Agent in consideration for the Original Agreement (as defined in Item 1.01); the terms of the original warrant were previously reported on our Current Report on Form 8-K filed as of May 16, 2008. Therefore, Warrant 1A represents the right to acquire 750,000 shares of our common stock in place of rights granted under the original warrant. The effective date of Warrant 1A is July 11, 2008 and Warrant 1A expires on July 11, 2013.

If the volume weighted average of the sales price of our common shares for the number of trading days during any 90-day period is equal to or greater than 200% of the sales price of the common shares on July 11, 2008 and the average 10-day volume of common shares traded during the preceding 30-day period is equal to or greater than the volume of common stock which would be issued under Warrant 1A upon the exercise thereof, our company can require Holder to exercise Warrant 1A.

Warrant 1A contains anti-dilution rights that protect Holder’s exercise price and number of common shares purchasable. Warrant 1A also has a cashless exercise provision. If the fair market value of one common share is greater than the exercise price, in lieu of exercising Warrant 1A for cash, Holder can elect to receive common shares equal to the value of Warrant 1A. Warrant 1A also gives Holder a right to demand that we register the shares of our common stock underlying the warrant if we register any of our securities under the U.S. Securities Act of 1933, as amended (the “Securities Act”)  for sale to the public.

Warrant 1A was placed pursuant to exemptions from the registration requirements provided under Section 4(2) of the Securities Act on the basis that the transaction did not involve a public offering of the warrant.

Warrant No. 2 to Purchase Common Shares of Southern Star Energy Inc.

As part of the consideration for the Credit Agreement we entered into with the Administrative Agent, and pursuant to the terms thereof, we issued to Holder a warrant to purchase up to 1,897,419 shares of our common stock at an exercise price of $1.00 per share (“Warrant 2”). Provided, however, that the amount of common shares which Holder is entitled to purchase pursuant to Warrant 2 is net of the 750,000 common shares subject to Warrant 1A. The effective date of Warrant 2 is July 11, 2008 and it expires on July 11, 2013.

If the volume weighted average of the sales price of our common shares for the number of trading days during any 90-day period is equal to or greater than 200% of the sales price of the common shares on July 11, 2008 and the average 10-day volume of common shares traded during the preceding 30-day period is equal to or greater than the volume of common stock which would be issued under this warrant upon the exercise thereof, we can require Holder to exercise Warrant 2.

Warrant 2 contains anti-dilution rights that protect Holder’s exercise price and number of common shares purchasable. Warrant 2 also has a cashless exercise provision. If the fair market value of one common share is greater than the exercise price, in lieu of exercising Warrant 2 for cash, Holder can elect to receive common shares equal to the value of Warrant 2. Warrant 2 also gives Holder a right to demand that we register the shares of our common stock underlying the warrant if we register any of our securities under the Securities Act of 1933 for sale to the public.

Warrant 2 was placed pursuant to exemptions from the registration requirements provided under Section 4(2) of the Securities Act on the basis that the transaction did not involve a public offering of the warrant.

Item 7.01. Regulation FD Disclosure.

On July 17, 2008, Southern Star Energy Inc. issued a press release announcing (a) the closing of a $25 million senior first lien secured revolving credit agreement with Macquarie Bank Limited, as described in Item 1.01, (b) the drawing from that revolving credit line of $2.5 million, as described in Item 2.02, and (c) the concurrent issuance of five-year warrants to Macquarie Americas Corp. to purchase 5% of our diluted common share count at $1.00 per share, as described in Item 3.02.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

The following Exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit No.              Description

10.1                           Amended and Restated $25,000,000 Senior First Lien Secured Credit Agreement among Southern Star Energy, Inc., Macquarie Bank Limited, and the various Lenders

10.2                           Warrant No. 1A to Purchase Common Shares of Southern Star Energy Inc.

10.3                           Warrant No. 2 to Purchase Common Shares of Southern Star Energy Inc.

99.1                           Press Release dated July 17, 2008*

Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.*

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN STAR ENERGY INC. (Registrant)

Dated: July 16, 2008	By: /s/ William David Gibbs William David Gibbs Chief Executive Officer, President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.              Description

10.1                           Amended and Restated $25,000,000 Senior First Lien Secured Credit Agreement among Southern Star Energy, Inc., Macquarie Bank Limited, and the various Lenders

10.2                           Warrant No. 1A to Purchase Common Shares of Southern Star Energy Inc.

10.3                           Warrant No. 2 to Purchase Common Shares of Southern Star Energy Inc.

99.1                           Press Release dated July 17, 2008*

Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.*